UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALEXANDRIA REAL ESTATE EQUITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	95-4502084
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

385 East Colorado Boulevard, Suite 299
Pasadena, California  91101
(Address of principal executive offices) (Zip code)

ALEXANDRIA REAL ESTATE EQUITIES, INC.
AMENDED AND RESTATED 1997 STOCK AWARD AND INCENTIVE PLAN
(Full title of the plan)

Joel S. Marcus
Executive Chairman
Alexandria Real Estate Equities, Inc.
385 East Colorado Boulevard, Suite 299
Pasadena, California  91101
(626) 578-0777
(Name, address and telephone number, including area code, of agent for service)

Copy to:

Kenneth E. Kohler
Morrison & Foerster LLP
707 Wilshire Boulevard
Los Angeles, California 90017
(213) 892-5200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $.01 per share	1,789,536 shares	(2)	$127.88	(3)	$228,845,864	(3)	$28,491
Total	1,789,536 shares		N/A		$228,845,864		$28,491

(1)
Pursuant to Rule 416, this Registration Statement shall also cover an indeterminate amount of any additional shares of Registrant’s Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)	Represents 1,789,536 shares of Common Stock reserved for future grant under Registrant’s Plan.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c)  and 457(h).  The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on July 9, 2018 as quoted on the New York Stock Exchange.

EXPLANATORY NOTE

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the “SEC”), the information specified by Part I of Form S-8 has been omitted from this registration statement.  This registration statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 1,789,536 shares of Common Stock, par value $0.01 per share, of Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company”), for issuance upon the exercise of outstanding option awards and awards to be granted under the Company’s Amended and Restated 1997 Stock Award and Incentive Plan.

INCORPORATION BY REFERENCE OF CONTENTS OF CERTAIN REGISTRATION STATEMENTS ON FORM S-8

In accordance with General Instruction E of Form S-8 regarding the registration of additional securities of the same class as other securities for which there has been filed Registration Statements on Form S-8 relating to the same employee benefit plan, the prior Registration Statement on Form S-8 (File No. 333-34223) filed with the Commission on August 22, 1997, Registration Statement on Form S-8 (File No. 333-60075) filed with the Commission on July 29, 1998, Registration Statement on Form S-8 (File No. 333-152433) filed with the Commission on July 21, 2008, Registration Statement on Form S-8 (File No. 333-167889) filed with the Commission on June 30, 2010, Registration Statement on Form S-8 (File No. 333-197212) filed with the Commission on July 2, 2014 and Registration Statement on Form S-8 (File No. 333-212385) filed with the Commission on July 1, 2016 are hereby incorporated by reference in this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents are incorporated by reference in this Registration Statement:

•	the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on January 30, 2018;

•
all other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the financial statements included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on January 30, 2018; and

•
the description of the Company’s common stock contained in the Company’s registration statement on Form 8-A, filed with the SEC on May 14, 1997, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and shall be a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

Exhibit Number	Description

5.1	Opinion of Venable LLP
10.1
Alexandria Real Estate Equities, Inc. Amended and Restated 1997 Stock Award and Incentive Plan, dated May 22, 2018 (filed as an exhibit to the Company’s current report on Form 8-K filed with the SEC on May 23, 2018 and incorporated herein by reference)

23.1	Consent of Ernst & Young LLP
23.2	Consent of Venable LLP (contained in Exhibit 5.1 to this Registration Statement)
24.1	Power of Attorney (contained on the signature page to this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on July 11, 2018.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

/s/ Joel S. Marcus
Joel S. Marcus, Executive Chairman

/s/ Stephen A. Richardson
Stephen A. Richardson, Co-Chief Executive Officer

/s/ Peter M. Moglia
Peter M. Moglia, Co-Chief Executive Officer

 POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joel S. Marcus, Stephen A. Richardson, Peter M. Moglia, and Dean A. Shigenaga, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joel S. Marcus	Executive Chairman	July 11, 2018
Joel S. Marcus	(Principal Executive Officer)

/s/ Stephen A. Richardson	Co-Chief Executive Officer	July 11, 2018
Stephen A. Richardson	(Principal Executive Officer)

/s/ Peter M. Moglia	Co-Chief Executive Officer	July 11, 2018
Peter M. Moglia	(Principal Executive Officer)

/s/ Dean A. Shigenaga	Chief Financial Officer	July 11, 2018
Dean A. Shigenaga	(Principal Financial Officer)

/s/ Steven R. Hash	Lead Director	July 9, 2018
Steven R. Hash

/s/ John L. Atkins, III	Director	July 9, 2018
John L. Atkins, III

/s/ James P. Cain	Director	July 9, 2018
James P. Cain

/s/ Maria C. Freire, Ph.D.	Director	July 9, 2018
Maria C. Freire, Ph.D.

/s/ Richard H. Klein	Director	July 10, 2018
Richard H. Klein

/s/ James H. Richardson	Director	July 9, 2018
James H. Richardson

/s/ Michael A. Woronoff	Director	July 9, 2018
Michael A. Woronoff